Exhibit 1.1

11,797,752 Shares

Warrants to Purchase 8,848,314 Shares

CONTRAFECT CORPORATION

Common Stock

UNDERWRITING AGREEMENT

May 21, 2020

MIZUHO SECURITIES USA LLC

CANTOR FITZGERALD & CO.

As Representatives of the Several Underwriters

c/o Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

ContraFect Corporation, a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) (i) an aggregate of 11,797,752 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company and (ii) warrants to purchase up to an aggregate of 8,848,314 shares of Common Stock on the terms and conditions set forth in the form of warrant attached as Exhibit A hereto (the “Warrants”). Each Share is being sold together with a Warrant to purchase 0.75 shares of Common Stock at an exercise price of $4.90 per whole share of Common Stock. The aggregate number of shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares.” The Shares, Warrants and Warrant Shares are collectively referred to in this Agreement as the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Shares and Warrants to the several Underwriters, for whom Mizuho Securities USA LLC and Cantor Fitzgerald & Co. are acting as representatives (the “Representatives”).

1.     Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-228626) under the Securities Act of 1933, as amended (the “Securities Act” or

“Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the Registration Statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto.     All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.    Representations and Warranties of the Company.

(a)    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)     Registration Statement and Prospectuses. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(ii)     Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated May 21, 2020, any free writing prospectus set forth on Schedule II and the information on Schedule III, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 8:00 p.m. (New York City time) on the date of this Agreement.

(iii)     Issuer Free Writing Prospectuses. (A) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(B)     (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)     Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(iv)     No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale

Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xv) of this Agreement.

(v)     Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi)     Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company (“Material Adverse Effect”).

(vii)    Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any Material Adverse Effect or any development which could reasonably be expected to result in any Material Adverse Effect.

(viii)     Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company is subject or (y) which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(ix)     Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) or (C) as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(x)     Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, is duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; the Warrants to be issued and sold by the Company hereunder, when executed and delivered pursuant to the terms of this Agreement, will be duly authorized, executed and delivered by the Company; the Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound other than options to purchase common stock under the Company’s existing stock option plans. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been fully complied with or previously waived.     The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, as of the dates set forth therein. The Common Stock (including the Shares and Warrant Shares) and the Warrants each conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xi)     Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xii)     Compliance with Laws. The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority required for the conduct of its business as currently conducted (collectively, the “Permits”) and all such Permits are valid and in full force and effect; and the Company has not received written notice of any revocation of any such Permit or written notice of any modification of any such Permit that would result in a Material Adverse Effect, nor has reason to believe that any such Permit will not be renewed in the ordinary course; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations.

(xiii)     Ownership of Assets. The Company has good and marketable title to all property (whether real or personal) that is material to the business and is described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as (a) are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or (b) would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xiv)    Intellectual Property. Except as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, the Company licenses, owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to license, own, possess, or acquire such rights would not result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others (excluding with respect to ordinary course interactions with patent authorities during patent prosecution) challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xv)    Clinical Trials and Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with all applicable statutes, rules and regulations of the FDA, the European Medicines Agency (the “EMA”) and other comparable drug and medical device (including diagnostic product) regulatory agencies outside of the United States to which they are subject; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading in any material respect; the Company has no knowledge of any studies, tests or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; and the Company has not received any written notices or other written correspondence from the FDA, EMA or any other foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xvi)    No Violations or Defaults. The Company is not in violation of its charter, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company is subject.

(xvii)     Taxes. The Company have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith, except where the failure to file such tax returns or to pay such taxes would not result in a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xviii)    Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the Nasdaq Capital Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq nor has the Company received any written notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon. The Shares and Warrant Shares, when issued, will be listed on Nasdaq. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(xix)     Ownership of Other Entities. The Company does not, directly or indirectly, own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx)     Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxi)    No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby.

(xxii)     Insurance. The Company carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiii)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiv)    Eligibility to use Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, including General Instruction I.B.1, have been satisfied.

(xxv)     Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxvi)    Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxvii)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxviii)    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti- money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxix)    OFAC.

(A)     Neither the Company nor any of its directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)    the subject of    any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury (collectively, “Sanctions”), nor

(2)    operating from, organized in, or resident in a country or territory that is the subject of Sanctions (at the time of the Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

(B)     The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)    to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive Sanctions; or

(2)    in any other manner that will result in a violation of comprehensive Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)     For the past five years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxx)     Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, the Company is not in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. The Company does not anticipate incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxxi)    Compliance with Occupational Laws. The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxii)    ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan.     At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except as would not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) the Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or (2) the Company has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(xxxiii)    Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company    and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(xxxiv)    Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xxxv)     Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxvi)    Labor Matters. No labor problem or dispute with the employees of the Company exists, or to the knowledge of the Company, or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(xxxvii)    Statistical Information. Any third-party statistical and market- related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxviii)    Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.    Purchase, Sale and Delivery of Shares and Warrants.

(a)    Closing. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares and Warrants to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Shares and Warrants set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price shall be $4.183 for one Share and a Warrant to purchase 0.75 Warrant Shares. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Shares and Warrants (to be adjusted by the Representatives to avoid fractional securities) which represents the same proportion of the number of Shares and Warrants to be sold by the Company pursuant to this Agreement as the number of Shares and Warrants set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Shares and Warrants to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Shares and Warrants specified in Schedule I.

The Shares and Warrants will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, or such other location as may be mutually acceptable, at 10:00 a.m. New York City time on the second (or if the Shares and Warrants are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. New York City time, the third) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “Closing Date.”

(b)    Delivery. If the Representatives so elect, delivery of the Shares and Warrants will be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. Further, in lieu of electronic delivery, the Representatives may instruct the Company to deliver the Warrants in physical certificated form.

(c)    Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Shares and Warrants to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.     Covenants.

(a)    Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)    Required Filings. During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representatives and the Company may deem appropriate, and if requested by the Representatives, an issuer free writing prospectus containing the selling terms of the Securities and such other information as the Company and the Representatives may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each issuer free writing prospectus.

(ii)    Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post- effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)     Continued Compliance with Securities Laws. (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)     If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representatives of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission, and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission where so required to be filed.

(iv)     Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)    Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)    Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)     Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is otherwise terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Warrants, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the reasonable fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein, and (I) all other reasonable costs and out-of-pocket expenses of the Underwriters (including reasonable fees and disbursements of counsel) incident to the performance of its obligations hereunder not otherwise specifically provided for herein, provided however such costs and expenses provided for in this clause (I), together with clauses (C) and (E), shall not exceed $75,000 in the aggregate, without the Company’s prior written consent. Notwithstanding the above, if this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’

obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the non-defaulting Underwriters for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by such non- defaulting Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(viii)     Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)    Company Lock Up. The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement. The restrictions contained in this Section 4(b)(ix) shall not apply to (i) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, (ii) grants of options or the issuance of shares of Common Stock by the Company pursuant to equity incentive plans described in the Time of Sale Disclosure Package, (iii) the issuance of options or other equity awards to consultants of the Company in the ordinary course of business, (iv) securities of the Company issued in connection with a joint venture or collaboration or other strategic or commercial relationship existing prior to, on or following the date hereof and (v) securities issued to Pfizer Inc. or any affiliate thereof in connection with one or more private placements of shares of Common Stock and warrants to purchase shares of Common Stock; provided, that in the case of clauses (iii) and (iv) any recipient (as applicable) agrees to be bound in writing by the restrictions set forth herein for the remainder of the Lock-Up Period and in the case of clause (iv), the aggregate amount of such issuances shall not exceed 5% of the total outstanding shares of Common Stock of the Company on the date hereof.

(x)    Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit B hereto (the “Lock- Up Agreement”), from each individual or entity listed on Schedule IV. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi)     No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xii)     SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii)     Internal Controls. The Company will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within those entities.

(xiv)     Sarbanes-Oxley. The Company will comply with all applicable provisions of the Sarbanes-Oxley Act.

(xv)     Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus and has complied and will comply with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing Prospectus.

(xvi)    Reservation of Warrant Shares. The Company shall reserve and keep available at all times a sufficient number of shares of Common Stock for purpose of enabling the Company to issue the Warrant Shares.

5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Date, of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b)    Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)    Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in your judgment, makes it impractical or inadvisable to offer or deliver the Shares and Warrants on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)    Opinion of Company Counsel; Opinion of General Counsel. On the Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance statement of Latham & Watkins LLP, counsel for the Company, dated the Closing Date and addressed to you in in form and substance reasonably satisfactory to the Representatives. In addition, on the Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of the General Counsel of the Company, dated the Closing Date and addressed to you in in form and substance reasonably satisfactory to the Representatives.

(e)    Opinion of Under writers’ Counsel. On the Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance statement of Goodwin Procter LLP, counsel for the several Underwriters, dated the Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Shares and Warrants, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(f)    Comfort Letter. On the date hereof, on the effective date of any post- effective amendment to the Registration Statement filed after the date hereof and on the Closing Date you, as Representatives of the several Underwriters, shall have received an accountant’s “comfort” letter of Ernst & Young LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(g)    Officers’ Certificate. On the Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated the Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)     The representations and warranties of the Company in this Agreement are true and correct as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)     No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale or notice that would prevent use of the Registration Statement, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)    Affirms the accuracy of the matters set forth in subsection (c) of this Section 5.

(h)    Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(i)    FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)    Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(k)    Exchange Listing. The Shares and Warrant Shares will be listed on Nasdaq.

(l)    Chief Financial Officer’s Certificate. On the Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated the Closing Date and addressed to you, signed by the chief financial officer of the Company, with respect to certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to you.

(m)    Secretary’s Certificate. On the Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated the Closing Date and addressed to you, signed by the secretary of the Company, in form and substance reasonably satisfactory to you and customary for the type of offering contemplated by this Agreement.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.    Indemnification and Contribution.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) directly arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A or 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, or any issuer information that the Company has filed or is required to file pursuant to

Rule 433(d) of the Rules and Regulations, or directly arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of (other than in the case of the Registration Statement) the circumstances under which they are made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b)    Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, or any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of (other than in the case of the Registration Statement) the circumstances under which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)    Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the indemnified party, it is advisable for the indemnified party to be represented as a group by separate counsel, the indemnified party shall have the right to employ a single counsel (in addition to local counsel) to represent the indemnified parties who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)    Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and Warrants or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Shares and Warrants purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)    Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares and Warrants by the Underwriters set forth in the “Underwriting” section in the Time of Sale Disclosure Package and in the Prospectus in the following paragraphs: (i) the first paragraph under “Commission and Expenses”, (ii) the paragraphs under “Market Making, Stabilization and Other Transactions” and (iii) the paragraph under “Passive Market Making,” are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.    Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters, the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares and Warrants to and by the Underwriters hereunder and any termination of this Agreement.

8.    Substitution of Underwriters.

(a)    Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Shares and Warrants agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Shares and Warrants in accordance with the terms hereof, and the amount of Shares and Warrants not purchased does not aggregate more than 10% of the total amount of Shares and Warrants set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Shares and Warrants that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)     Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Shares and Warrants agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Shares and Warrants in accordance with the terms hereof, and the amount of Shares and Warrants not purchased aggregates more than 10% of the total amount of Shares and Warrants set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Shares and Warrants by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Shares and Warrants agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)    Postponement of Closing. If Shares and Warrants to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)    No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.    Termination of this Agreement.

(a)    Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company or shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its or their part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Stock Market or trading in securities generally on the NASDAQ Stock Market or New York Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)    Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.    Default by the Company.

(a)    Default by the Company. If the Company shall fail at the Closing Date to sell and deliver the number of Shares and Warrants which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

(b)    No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representatives c/o Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, New York 10022, Facsimile: (212) 209-9473, Attention: General Counsel and c/o Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: General Counsel, Facsimile: (212) 829-4708; if to the Company, shall be mailed or delivered to it at 28 Wells Avenue, Third Floor, Yonkers, New York 10701, Attention: General Counsel. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or on other matters; (b) the price and other terms of the Shares and Warrants set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.    Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CONTRAFECT CORPORATION

By /s/ Roger J. Pomerantz
Name: Roger J. Pomerantz, M.D., F.A.C.P. Title: President and Chief Executive Officer

Confirmed as of the date first above mentioned,

on behalf of themselves and the other several

Underwriters named in Schedule I hereto.

MIZUHO SECURITIES USA LLC

By /s/ Alex H. Lim

Name: Alex H. Lim

Title: Managing Director

CANTOR FITZGERALD & CO.

By /s/ Sage Kelly

Name: Sage Kelly

Title: Senior Managing Director, Global Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Underwriter	Number of Shares	Number of Warrant Shares Underlying Warrants
Mizuho Securities USA LLC	5,191,008	3,893,256
Cantor Fitzgerald & Co.	5,191,008	3,893,256
Maxim Group LLC	1,061,800	796,350
Janney Montgomery Scott LLC	353,936	265,452

Total	11,797,752	8,848,314

SCHEDULE II

Certain Permitted Free Writing Prospectuses

None

SCHEDULE III

Pricing Information

Number of Shares Being Offered: 11,797,752 shares

Number of Warrants Being Offered: Warrants to purchase up to 8,848,314 shares

Offering Price Per Share and Accompanying Warrant: $4.45

Warrant Exercise Price: $4.90

Underwriting Discounts and Commissions: 6.0%

SCHEDULE IV

List of Individuals Executing Lock-Up Agreements

Directors

Steven C. Gilman, Ph.D.

Sol Barer, Ph.D.

David N. Low, Jr.

Michael J. Otto, Ph.D.

Roger J Pomerantz, M.D., F.A.C.P.

Cary W. Sucoff

Officers

Natalie Bogdanos

Cara Cassino, M.D.

Nancy Dong

Michael Messinger

EXHIBIT A

Form of Warrant

EXHIBIT B

Form of Lock-Up

May         , 2020

MIZUHO SECURITIES USA LLC

CANTOR FITZGERALD & CO.

As Representatives of the Several Underwriters

c/o Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Re:	Proposed Public Offering - ContraFect Corporation

Ladies and Gentlemen:

The undersigned understands that Mizuho Securities USA LLC and Cantor Fitzgerald & Co. will act as representatives (the “Representatives”) for a group of underwriters (the “Underwriters”) that propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ContraFect Corporation (the “Company”), providing for the public offering (the “Offering”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters (which consent may be withheld in the Representatives’ sole discretion), the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1)

any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2)	transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering,

(3)

the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period,

(4)

any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement) or to pay the exercise price of any options issued under any such plan or arrangement which expires during the Lock-Up Period,

(5)

any transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the restrictions contained herein, and

(6)	any transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

provided, however, that in the case of any transfer described in clause (1)(a) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this lock-up agreement (this “Lock-Up Agreement”) (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

Notwithstanding the foregoing, nothing in this Lock-Up Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Lock-Up Agreement. The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned, except in compliance with this Lock-Up Agreement.

In addition, the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Offering.

The undersigned recognizes that the Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into the Underwriting Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned shall be released from all obligations under this Lock-Up Agreement (i) if the Underwriting Agreement does not become effective on or before May 31, 2020 (provided, however, that the Company may extend the May 31, 2020 date by up to three months with written notice to the undersigned prior thereto), (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (iii) if the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering.

[signature page follows]

Very truly yours,

Printed Name:

By:
Signature